                                                                    EXHIBIT 99.1

RELEASE: IMMEDIATE
                          GETTY REALTY CORP. ANNOUNCES

                FINANCIAL RESULTS FOR THE QUARTER AND YEAR ENDED

                               DECEMBER 31, 2005



     JERICHO, NY, FEBRUARY 6, 2006 --- Getty Realty Corp. (NYSE-GTY) today reported its financial results for the quarter and year ended December 31, 2005. Earlier today, Getty announced that it has entered into a definitive Asset Purchase Agreement to acquire 18 retail motor fuel and convenience store properties located in Western New York for approximately $16.0 million.

      Net earnings were $11.0 million for the quarter and $45.4 million for the year ended December 31, 2005, as compared with $10.9 million and $39.4 million for the respective prior year periods. Net earnings increased by $0.1 million, or 1.6%, for the quarter and increased by $6.1 million, or 15.5%, for the year ended December 31, 2005 over the comparable periods in 2004.

     The increases in net earnings resulted from the acquisition of properties in November 2004 and March 2005, reductions in environmental expenses and an increase in gains from dispositions of assets. These increases were partially offset by higher rental property expenses, interest expense and depreciation and amortization expenses in addition to a decrease in income from mortgage notes receivable. Net earnings for the year also increased due to an income tax benefit of $1.5 million recorded in the third quarter of 2005 due to a net reduction in the amount accrued for uncertain tax positions to the extent that the uncertainties regarding these positions have been resolved.

     The properties acquired in November 2004 and March 2005 generated additional revenues from rental properties that was partially offset by additional rental property expenses, depreciation and amortization expense and interest expense. Environmental expenses, net of estimated recoveries, declined by $0.8 million for the quarter and $3.6 million for the year ended December 31, 2005 as compared to the prior year periods. Rental property expenses increased due to the properties acquired in 2004 and a $1.5 million non-recurring charge recorded in the fourth quarter of 2005 for the change to the straight-line method of accounting for rent expense as more fully discussed below.

     Funds from operations, or FFO, decreased $0.7 million to $12.0 million for the quarter and increased by $6.0 million to $52.3 million for the year ended December 31, 2005, as compared to the respective prior year periods and adjusted funds from operations, or AFFO, decreased $1.0 million to $10.6 million for the quarter and increased by $4.8 million to $46.6 million for the year ended December 31, 2005 as compared to the respective prior year periods.

     FFO and AFFO exclude the gains on dispositions of assets and depreciation and amortization expense of real estate assets which are included in net earnings. FFO increased more than AFFO on both a dollar and percentage basis due to the income tax benefit recorded in the year ended December 31, 2005, which was partially offset by a decrease in deferred rental revenue (straight-line rental revenue) (both of which are included in net earnings and FFO but excluded from AFFO) for the year ended December 31, 2005 as compared to the prior year period. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are reconciled to net earnings and discussed in greater detail in the financial tables at the end of this release. Rent expense recognized on the straight-line basis approximates the rent paid on a contractual basis and the difference between the two methods is not significant to Getty's results. Had the non-recurring charge of $1.5 million for the change to the straight-line method of accounting for rent expense been excluded in determining AFFO, AFFO would have been $12.1 million, or $0.49 per share, and $48.1 million, or $1.95 per share, for the quarter and year ended December 31, 2005, respectively.

     Earnings per share increased $0.01 per share to $0.45 per share for the quarter and increased $0.25 per share to $1.84 per share for the year ended December 31, 2005, as compared to the prior year periods. For the quarter ended December 31, 2005, FFO per share decreased $0.03 per share to $0.48 per share and AFFO per share decreased $0.04 per share to $0.43 per share, as compared to the prior year period. FFO per share increased $0.24 per share to $2.11 per share and AFFO per share increased $0.19 per share to $1.88 per share for the year ended December 31, 2005 as compared to the prior year period.

     Revenues from rental properties were $18.3 million for the quarter and $71.4 million for the year ended December 31, 2005 as compared to $17.0 million and $66.3 million for the respective prior year periods. The increase in revenues was primarily due to rental income from the properties acquired in November 2004 and March 2005 and rent escalations, and was partially offset by the effect of lease terminations and property dispositions. In addition to rent received, revenues from rental properties include deferred rental revenue accrued due to recognition of rental income on a straight-line basis of $1.4 million for the quarter and $4.2 million for the year ended December 31, 2005 as compared to $1.1 million and $4.5 million for the respective prior year periods. Deferred rental revenue for the quarter ended December 31, 2005 includes $0.6 million for lease termination payments which will be received over the original term of the leases.

     Rental property expenses were $4.0 million for the quarter and $11.8 million for the year ended December 31, 2005, as compared to $2.3 million and $9.8 million for the respective prior year periods. The $2.0 million increase in rental property expenses for the year ended December 31, 2005 was primarily due to $0.4 million of additional rent expense for the properties acquired in 2004 and $1.5 million for the non-recurring charge recorded in the fourth quarter of 2005 due to the change in accounting for rent expense from a contractual to a straight-line basis. The impact on the results for the quarter from the $1.5 million charge was offset by $0.8 million of income related to prior periods for early lease terminations of $0.3 million and a gain on sale of real estate resulting from a taking by eminent domain of $0.5 million. As a result, net earnings for the quarter ended December 31, 2005 were negatively impacted by $0.7 million.

     Environmental expenses, net were $0.6 million for the quarter and $2.4 million for the year ended December 31, 2005, as compared to $1.5 million for the prior year quarter and $6.0 million for prior year period. Environmental litigation expense and related legal fees were comparable to the prior year quarter and decreased by $1.6 million as compared to the prior year period. Environmental expenses for the year ended December 31, 2005 include a $0.6 million net credit for environmental litigation expense, which was principally recorded in the first quarter of 2005, due to net reductions in litigation loss reserve estimates.

     Environmental expenses were also affected by changes in estimated environmental costs, net of estimated recoveries, and accretion expenses, which decreased by $0.9 million as compared to the prior year quarter and by $1.9 million as compared to the prior year period. The net change in estimated environmental costs and accretion expense aggregated $77,000 for the quarter and $1.4 million for the year ended December 31, 2005 as compared to $1.0 million and $3.3 million for the comparable periods last year.

     General and administrative expenses were $1.2 million for the quarter and $4.9 million for the year ended December 31, 2005, as compared to $0.9 million and $5.0 million for the respective prior year periods. The increase for the quarter was due to increased insurance expense and legal fees.

     Depreciation and amortization expense was $2.2 million for the quarter and $8.3 million for the year ended December 31, 2005, as compared to $2.1 million and $7.5 million for the respective prior year periods. The increase was due to depreciation and amortization of properties acquired in November 2004 and March 2005 which was partially offset by property dispositions.

     Interest expense, principally related to borrowings used to finance the acquisition of properties in November 2004 and March 2005, was $0.5 million for the quarter and $1.6 million for the year ended December 31, 2005 and was insignificant in the prior year periods.

     Other income was $1.2 million for the quarter and $1.6 million for the year ended December 31, 2005, as compared to $0.7 million and $1.5 million for the respective prior year periods. Other income includes gains on sales of real estate, which is excluded from FFO and AFFO, of $1.1 million for the quarter and $1.3 million for the year ended December 31, 2005, as compared to $0.3 million and $0.6 million for the respective prior year periods.

     Getty Realty's Fourth Quarter Earnings Conference Call is scheduled for tomorrow, Tuesday, February 7, 2006, at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 719-457-2679 five to ten minutes before the scheduled start time and reference pass code 5694775. If you cannot participate in the live event, a replay will be available beginning on February 7, 2006 at noon though midnight, February 10, 2006. To access the replay, please dial 719-457-0820 and reference pass code 5694775.

     Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of retail motor fuel and convenience store properties and petroleum distribution terminals. The Company owns and leases over 1,050 properties in the Eastern United States.

     CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS "BELIEVES", "EXPECTS", "PLANS", "PROJECTS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE USED IN THIS RELEASE, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS (INCLUDING THE RISKS THAT ARE DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION), UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. GETTY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                     -more-

                       GETTY REALTY CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)


---------------------------------------------------------------------------------------------------
                                                                                 December 31,
---------------------------------------------------------------------------------------------------
Assets:                                                                    2005              2004
---------------------------------------------------------------------------------------------------
Real Estate:
   Land                                                                 $ 171,839         $ 156,571
   Buildings and improvements                                             198,656           190,019
                                                                        ---------         ---------
                                                                          370,495           346,590
   Less - accumulated depreciation and amortization                      (109,800)         (106,463)
                                                                        ---------         ---------
     Real estate, net                                                     260,695           240,127

Deferred rent receivable                                                   29,287            25,117
Cash and equivalents                                                        1,247            15,700
Recoveries from state underground storage tank funds, net                   4,264             5,437
Mortgages and accounts receivable, net                                      3,129             3,961
Prepaid expenses and other assets                                           1,359               386
                                                                        ---------         ---------
     Total assets                                                       $ 299,981         $ 290,728
                                                                        =========         =========

---------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity:
---------------------------------------------------------------------------------------------------

Debt                                                                    $  34,224         $  24,509
Environmental remediation costs                                            17,350            20,626
Dividends payable                                                          11,009            10,495
Accounts payable and accrued expenses                                       9,515             9,595
                                                                        ---------         ---------
     Total liabilities                                                     72,098            65,225
                                                                        ---------         ---------
Commitments and contingencies
Shareholders' equity:
   Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 24,716,614 at December 31, 2005
     and 24,694,071 at December 31, 2004                                      247               247
   Paid-in capital                                                        257,766           257,295
   Dividends paid in excess of earnings                                   (30,130)          (32,039)
                                                                        ---------         ---------
     Total shareholders' equity                                           227,883           225,503
                                                                        ---------         ---------
     Total liabilities and shareholders' equity                         $ 299,981         $ 290,728
                                                                        =========         =========

                       GETTY REALTY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

---------------------------------------------------------------------------------------------------------
                                           Three months ended December 31,       Year ended December 31,
---------------------------------------------------------------------------------------------------------
                                                2005             2004             2005             2004
---------------------------------------------------------------------------------------------------------
Revenues from rental properties               $ 18,341         $ 16,952         $ 71,377         $ 66,331

Expenses:
   Rental property expenses                      4,035            2,344           11,770            9,814
   Environmental expenses, net                     642            1,463            2,428            6,027
   General and administrative expenses           1,158              882            4,925            5,006
   Depreciation and amortization expense         2,155            2,062            8,255            7,490
                                              --------         --------         --------         --------
      Total operating expenses                   7,990            6,751           27,378           28,337
                                              --------         --------         --------         --------
Operating income                                10,351           10,201           43,999           37,994

   Other income, net                             1,208              733            1,578            1,485
   Interest expense                               (527)             (75)          (1,623)            (127)
                                              --------         --------         --------         --------
Net earnings before income taxes                11,032           10,859           43,954           39,352

Income tax benefit                                   -                -            1,494                -
                                              --------         --------         --------         --------

Net earnings                                  $ 11,032         $ 10,859         $ 45,448         $ 39,352
                                              ========         ========         ========         ========

Net earnings per common share:
   Basic                                      $   0.45         $   0.44         $   1.84         $   1.59
   Diluted                                    $   0.45         $   0.44         $   1.84         $   1.59

Weighted average shares outstanding:
   Basic                                        24,716           24,687           24,711           24,679
   Stock options and restricted stock units         26               48               18               42
                                              --------         --------         --------         --------
   Diluted                                      24,742           24,735           24,729           24,721
                                              ========         ========         ========         ========

Dividends declared per share:                 $  0.445         $  0.425         $  1.760         $  1.700

                       GETTY REALTY CORP. AND SUBSIDIARIES
                        RECONCILIATION OF NET EARNINGS TO
                            FUNDS FROM OPERATIONS AND
                         ADJUSTED FUNDS FROM OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

---------------------------------------------------------------------------------------------------------------------------
                                                                  Three months ended                    Year ended
                                                                      December 31,                      December 31,
---------------------------------------------------------------------------------------------------------------------------
                                                                 2005             2004             2005             2004
---------------------------------------------------------------------------------------------------------------------------
Net earnings                                                   $ 11,032         $ 10,859         $ 45,448         $ 39,352

Depreciation and amortization of real estate assets (*)           2,084            2,062            8,113            7,490
Gains on sales of real estate                                    (1,132)            (284)          (1,309)            (618)
                                                               --------         --------         --------         --------
Funds from operations                                            11,984           12,637           52,252           46,224
Deferred rental revenue (straight-line rental revenue)           (1,432)          (1,120)          (4,170)          (4,464)
Income tax benefit                                                    -                -           (1,494)               -
                                                               --------         --------         --------         --------
Adjusted funds from operations                                 $ 10,552         $ 11,517         $ 46,588         $ 41,760
                                                               ========         ========         ========         ========

Diluted per common share amounts:
   Earnings per share                                          $   0.45         $   0.44         $   1.84         $   1.59
   Funds from operations per share                             $   0.48         $   0.51         $   2.11         $   1.87
   Adjusted funds from operations per share                    $   0.43         $   0.47         $   1.88         $   1.69

  Diluted weighted average shares outstanding                    24,742           24,735           24,729           24,721




(*) Depreciation and amortization expense as reflected in our Consolidated Statements of Operations also includes depreciation and amortization on non-real estate assets.

IN ADDITION TO MEASUREMENTS DEFINED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"), GETTY ALSO FOCUSES ON FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FUNDS FROM OPERATIONS ("AFFO") TO MEASURE ITS PERFORMANCE. FFO IS GENERALLY CONSIDERED TO BE AN APPROPRIATE SUPPLEMENTAL NON-GAAP MEASURE OF THE PERFORMANCE OF REITS. FFO IS DEFINED BY THE NATIONAL ASSOCIATION OF REAL ESTATE INVESTMENT TRUSTS AS NET EARNINGS BEFORE DEPRECIATION AND AMORTIZATION OF REAL ESTATE ASSETS, GAINS OR LOSSES ON SALES OF REAL ESTATE, NON-FFO ITEMS REPORTED IN DISCONTINUED OPERATIONS AND EXTRAORDINARY ITEMS. OTHER REITS MAY USE DEFINITIONS OF FFO AND/OR AFFO THAT ARE DIFFERENT THAN GETTY'S AND, ACCORDINGLY, MAY NOT BE COMPARABLE.

GETTY BELIEVES THAT FFO IS HELPFUL TO INVESTORS IN MEASURING ITS PERFORMANCE BECAUSE FFO EXCLUDES VARIOUS ITEMS INCLUDED IN GAAP NET EARNINGS THAT DO NOT RELATE TO, OR ARE NOT INDICATIVE OF, GETTY'S FUNDAMENTAL OPERATING PERFORMANCE SUCH AS GAINS OR LOSSES FROM PROPERTY SALES AND DEPRECIATION AND AMORTIZATION OF REAL ESTATE ASSETS. IN GETTY'S CASE, HOWEVER, GAAP NET EARNINGS AND FFO INCLUDE THE SIGNIFICANT IMPACT OF DEFERRED RENTAL REVENUE (STRAIGHT-LINE RENTAL REVENUE) ON ITS RECOGNITION OF REVENUES FROM RENTAL PROPERTIES, WHICH PRIMARILY RESULTS FROM FIXED RENTAL INCREASES SCHEDULED UNDER CERTAIN LEASES WITH ITS TENANTS. IN ACCORDANCE WITH GAAP, THE AGGREGATE MINIMUM RENT DUE OVER THE INITIAL TERM OF THESE LEASES IS RECOGNIZED ON A STRAIGHT-LINE BASIS RATHER THAN WHEN DUE. GAAP NET EARNINGS AND FFO FOR THE YEAR ENDED DECEMBER 31, 2005 ALSO INCLUDE THE INCOME TAX BENEFIT RECOGNIZED DUE TO A NET REDUCTION IN AMOUNTS ACCRUED FOR UNCERTAIN TAX POSITIONS RELATED TO BEING TAXED AS A C-CORP. PRIOR TO 2001. AS A RESULT, GETTY PAYS PARTICULAR ATTENTION TO AFFO, A SUPPLEMENTAL NON-GAAP PERFORMANCE MEASURE THAT GETTY DEFINES AS FFO LESS STRAIGHT-LINE RENTAL REVENUE AND INCOME TAX BENEFIT. IN GETTY'S VIEW, AFFO PROVIDES A MORE ACCURATE DEPICTION THAN FFO OF THE IMPACT OF SCHEDULED RENT INCREASES UNDER THESE LEASES AND GETTY'S ELECTION TO BE TAXED AS A REIT BEGINNING IN 2001. NEITHER FFO NOR AFFO REPRESENT CASH GENERATED FROM OPERATING ACTIVITIES CALCULATED IN ACCORDANCE WITH GAAP AND THEREFORE SHOULD NOT BE CONSIDERED AN ALTERNATIVE FOR GAAP NET EARNINGS OR AS A MEASURE OF LIQUIDITY.

                       GETTY REALTY CORP. AND SUBSIDIARIES
                   SUPPLEMENTAL TAX REPORTING INFORMATION FOR
                              COMMON DIVIDENDS PAID
                          YEAR ENDED DECEMBER 31, 2005


                                              Box 1a          Box 2a            Box 3
                                             ---------     -------------    -------------
                                 Total         Total           Total
  Record         Payable       Dividends     Ordinary      Capital Gain      Nondividend
   Date            Date        Per Share     Dividends     Distributions    Distributions
----------      ----------     ---------     ---------     -------------    -------------
01/03/2005      01/13/2005     $0.425000     $0.377275         $0.000157        $0.047568
03/31/2005      04/14/2005      0.435000      0.386152          0.000160         0.048688
06/30/2005      07/14/2005      0.435000      0.386152          0.000160         0.048688
09/29/2005      10/13/2005      0.445000      0.395029          0.000164         0.049807
                               ---------     ---------         ---------        ---------
   Totals                      $1.740000     $1.544608         $0.000641        $0.194751
                               =========     =========         =========        =========









Contact:     Thomas J. Stirnweis
             (516) 478-5403